UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 2, 2012

DUFF & PHELPS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York 10055
(Address of principal executive offices) (Zip code)

(212) 871-2000
(Registrant's telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

Duff & Phelps Corporation (the “Company”) has scheduled its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate headquarters of the Company, at 55 East 52nd Street, 31st Floor, New York, NY 10055, on April 19, 2012, at 9:00 AM, Eastern Daylight Saving Time. Stockholders of record as of the close of business on February 21, 2012 are entitled to notice of and vote at the Annual Meeting. At the Annual Meeting, the Company expects to ask stockholders to consider the election of directors, to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, to approve an executive compensation plan for the purposes of Section 162(m) of the Internal Revenue Code of 1986 and to approve amendments to the Amended and Restated 2007 Duff & Phelps Corporation Omnibus Stock Incentive Plan (the “Plan”) to (i) increase the number of shares reserved for issuance under the Plan by up to 6,000,000 shares of Class A common stock and (ii) to eliminate the Compensation Committee's ability to reprice options and stock appreciation rights awarded under the Plan without the approval of the Company's stockholders.

In accordance with the requirements for advance notice in the Company's By-Laws, for director nominations or other business to be brought before the Annual Meeting by a stockholder (other than a proposal submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) written notice must be received by the Company no later than the close of business on February 12, 2012. Such notices must be sent to Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, NY 10055, Attention: Secretary, and must comply with all the requirements of the Company's By-Laws. This current report constitutes a public announcement of the date of the Annual Meeting for the purposes of Section 12(a)(ii) of the Company's By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

/s/ Patrick M. Puzzuoli
Patrick M. Puzzuoli
Executive Vice President & Chief Financial Officer

Dated: February 2, 2012